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                                                                   Exhibit 10.29


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made this 7th day of April, 2000 by and between AQUIS COMMUNICATIONS GROUP, INC. (the

"Company") and NICK T. CATANIA ("Employee").

                                   BACKGROUND

         Reference is made to the Employment Agreement dated as of January 4,

2000 between the Company and Employee (the "Agreement") in relation to

Employee's employment as President/CEO of the Company on terms and under the conditions set forth therein.

         The Company and Employee wish to amend the timing and circumstances under which certain stock options for 300,000 shares of the Company's common stock granted to Employee in subparagraph 4.B(i) of the Agreement may be exercised, all as provided for herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, and for good and valid considerations, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

         1.       AMENDMENT TO AGREEMENT.

                  Section 4.C of the Agreement is hereby amended and restated to read in its entirety as follows:

                  Notwithstanding anything else herein to the contrary

                  (x) With respect to the 300,000 options granted under subparagraph 4.B (i), Employee shall be vested without other conditions on the on the earlier of (x) June 30, 2000 and (y) the


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                  initial drawing of funds under equity financing obtained
                  through Ladenburg Thallman & Co.

                  (y) With respect to the 600,000 options granted under subparagraphs 4.B(ii) and 4.B(iii), Employee must be employed by the Company on December 31st of the year preceding vesting, E.G., Employee must be so employed on December 21, 2001 to be vested under subparagraph 4.B(ii), and on December 31, 2002 to be vested under subparagraph 4.B(iii), provided, however, that if the term of employment is terminated under subparagraphs 2.A.(1), (2) or (5), then Employee shall be vested at the rate of 25,000 shares for each full month of employment during the calendar year of termination, E.G., if Employee were terminated under subparagraph 2.A.(5) on April 15, 2001, then Employee would automatically be vested in 75,000 shares in addition to the shares vested under subparagraph 4.B.(ii).

         2.       MISCELLANEOUS.

                  (a)   All of the terms, conditions, provisions and covenants

in the Agreement shall remain unaltered and in full force and effect except as modified by this Amendment.

                  (b)   This Amendment shall be governed by and construed in

accordance with the laws of the Commonwealth of Pennsylvania.

                  (c)   Each and every one of the terms and provisions of this

Amendment shall be binding upon and shall inure to the benefit of the Company and Employee, their respective successors and assigns.

                  (d)   This Amendment may be executed in one or more

counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      AQUIS COMMUNICATIONS GROUP, INC.

                                      By:______________________________
                                         Name:_________________________
                                         Title:________________________


                                      NICK T. CATANIA

                                      _________________________________




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